UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2009

PULTE HOMES, INC.

(Exact name of registrant as specified in its Charter)

Michigan	1-9804	38-2766606
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Bloomfield Hills Parkway, Suite 300, Bloomfield Hills,	Michigan 48304
(Address of principal executive offices)	(Zip Code)

    Registrant’s telephone number, including area code     (248) 647-2750

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

_	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

_	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

_	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

_	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This form 8-K/A amends the current report on Form 8-K filed on August 18, 2009, to include Item 9.01 (a) Financial Statements of the Acquired Business and Item 9.01 (b) Pro Forma Financial Information.

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of business acquired.

The unaudited consolidated balance sheet of Centex Corporation as of June 30, 2009, and the related unaudited statements of consolidated operations and cash flows for the three months ended June 30, 2009 and notes thereto (incorporated by reference to Item 1 of Centex’s Quarterly Report on Form 10-Q for Centex’s quarterly period ended June 30, 2009).

(b)	Pro forma financial information.

Attached as exhibit 99.2 are the unaudited pro forma condensed combined financial statements as of and for the six months ended June 30, 2009 and for the year ended December 31, 2008 that give effect to the acquisition of Centex.

(c)	Exhibits.

99.1

The unaudited consolidated balance sheet of Centex Corporation as of June 30, 2009, and the related unaudited statements of consolidated operations and cash flows for the three months ended June 30, 2009 and notes thereto (incorporated by reference to Item 1 of Centex’s Quarterly Report on Form 10-Q for Centex’s quarterly period ended June 30, 2009).

99.2	The unaudited pro forma condensed combined financial statements as of and for the six months ended June 30, 2009 and for the year ended December 31, 2008 that give effect to the acquisition of Centex.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PULTE HOMES, INC.

Date: September 16, 2009	By:	/s/ Steven M. Cook
		Name:	Steven M. Cook
		Title:	Senior Vice President,
General Counsel
and Secretary

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